As filed with the Securities and Exchange Commission on August 24, 2001
									Registration No. 333-18873
			--------------------------------------------

					     UNITED STATES
				SECURITIES AND EXCHANGE COMMISSION
					WASHINGTON, D.C. 20549
			--------------------------------------------
				POST-EFFECTIVE AMENDMENT NO. 1 TO
						FORM S-8
					REGISTRATION STATEMENT
				UNDER THE SECURITIES ACT OF 1933
			--------------------------------------------
				   FLORIDA ROCK INDUSTRIES, INC.

		FLORIDA						59-0573002
		(State or other jurisdiction			(I.R.S. Employer
		of incorporation or organization)		Identification No.)

		155 East 21st Street
		Jacksonville, Florida 				32206
		(Address of principal executive offices)	(Zip code)
			---------------------------------------------

				FLORIDA ROCK INDUSTRIES, INC.
			   1997 DIRECTORS' STOCK PURCHASE PLAN
				(Full title of the plan)
			--------------------------------------------

				  John D. Milton, Jr.
		Executive Vice President and Chief Financial Officer
				  155 East 21st Street
				Jacksonville, Florida 32206
			(Name and address of agent for service)
					904-355-1781
			(Telephone number, including area code,
				of agent for service)

			--------------------------------------------

					Copies to:
				     Lewis S. Lee
				   McGuireWoods, LLP
				 Bank of America Tower
			  50 N. Laura Street, Suite 3300
			   Jacksonville, Florida 32202
			-------------------------------------------




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			CALCULATION OF REGISTRATION FEE


Title of 	Amount to be  Proposed maximum   Proposed aggregate    Amount of
Securities   registered  aggregate offering   offering price   Registration Fee
to be 			  price per unit
registered

Common        25,000(2)		(3)				(3)			(3)
Stock (1)
($.10 par
value)


1.	The Registrant previously registered 50,000 shares of common stock issuable under the 1997 Directors' Stock Purchase Plan (the "Plan").
The Registrant hereby registers an additional 25,000 shares of its common stock to reflect a three-for-two stock dividend declared on August 1, 2001, payable on August 31, 2001 to shareholders of record on August 15, 2001. This registration statement also applies to preferred share purchase rights which are attached to and trade with each share of common stock.

2.	This registration statement shall also cover any additional shares of common stock, par value $0.10 per share, which become issuable under the Plan by reason of a stock split, stock dividend, recapitalization or any other similar transaction.

3.	The Registrant previously paid the registration fee in connection with the registration of 50,000 shares of its common stock on December 27, 1996 at the time of filing of the Registrant's
Registration Statement on Form S-8 (File No. 333-18873). No additional fee is required to be paid in accordance with Rule 416 of the Securities Act of 1933.

                           EXPLANATORY NOTE

	Pursuant to Rule 416(b) of Regulation C of the Securities and Exchange Commission, the sole purpose of this Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (File No. 333-18873) (the "Registration Statement") is to reflect the three-for-two split (the "Split") of the Registrant's common stock, $.01 par value per share (the "Common Stock"), to be effected on August 31, 2001. As a result of the Split, the total number of shares of Common Stock registered pursuant to the Registration Statement is increased from 50,000 to 75,000.

                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

	The contents of the Registrant's Registration Statement on Form S-8 (File No. 333-18873) are incorporated herein by reference.

						   2
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                                     SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 24th day of August, 2001.

						FLORIDA ROCK INDUSTRIES, INC.
						(Registrant)


	                              		*
						----------------------------------
						John D. Baker, II
						President and Chief Executive Officer

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of August, 2001.

Signature					Title					Date

            *
--------------------------------	Director			August 24, 2001
Edward L. Baker


            *
--------------------------------	Director, President	August 24, 2001
John D. Baker, II				and Chief Executive Officer
						(Principal Executive Officer)


            *
--------------------------------	Director			August 24, 2001
Thompson S. Baker, II


            *
--------------------------------	Director			August 24, 2001
Alvin R. Carpenter

						3
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            *
-------------------------------- 	Director			August 24, 2001
J. Dix Druce, III


            *
--------------------------------	Director			August 24, 2001
Charles H. Denny, III


             *
-------------------------------- 	Director			August 24, 2001
Luke E. Fichthorn, III


-------------------------------	Director			August 24, 2001
Francis X. Knott


/s/ John D. Milton, Jr.
-------------------------------	Executive Vice President  August 24, 2001
John D. Milton, Jr.			and Chief Financial Officer
						(Principal Financial Officer)


              *
------------------------------	Vice President - 		August 24, 2001
Wallace A. Patzke				Administration and
Chief Accounting Officer
						(Principal Accounting Officer)


              *
-------------------------------	Director			August 24, 2001
C.J. Shepherdson


              *
-------------------------------	Director			August 24, 2001
G. Kennedy Thompson


*Special pursuant to a Special Power of Attorney attached as Exhibit 24


	/s/ John D. Milton
By:	---------------------------------
John D. Milton, Attorney-in-Fact

						4

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	Pursuant to the requirements of the Securities Act of 1933, the Directors'
Stock Purchase Plan Committee, which is the Florida Rock Industries, Inc. Compensation Committee, has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on August 24, 2001.

						Florida Rock Industries, Inc.
						Directors' Stock Purchase Plan Committee


		                        		*
						-----------------------------------------
						Name:		Luke E. Fichthorn, III
						Title:	Chairman

						5

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                                 EXHIBIT INDEX

4.1(a)	Restated Articles of Incorporation (incorporated by reference to
Exhibit 3(a) to Registrant's Form 10-Q for the quarter ended
December 31, 1986).

4.1(b)	Amendment to Restated Articles of Incorporation (incorporated by reference to Registrant's Form 10-K for the fiscal year ended
September 30, 1993).

4.1(c)	Amendments to Restated Articles of Incorporation (incorporated by reference to an appendix to Registrant's Proxy Statement dated
December 15, 1994).

4.1(d)	Amendment to the Articles of Incorporation (incorporated by
reference to an exhibit to the Registrant's Form 10-Q for the quarter ended March 31, 1998).

4.1(e)	Amendment to the Articles of Incorporation (incorporated by
reference to Exhibit 4 to the Registrant's Form 8-K dated May 5,
1999).

4.2(a)	Restated Bylaws (incorporated by reference to Exhibit 3(ii)(a) to
Registrant's Form 10-K for the year ended September 30, 1993).

4.2(b)	Amendment to Restated Bylaws (incorporated by reference to Exhibit
3(ii)(b) to Registrant's Form 10-K for the year ended September 30,
1994).

4.2(c)	Amendment to Restated Bylaws (incorporated by reference to an exhibit to Registrant's Form 10-Q for the quarter ended March 31,
1998).

4.3	Rights Agreements, dated as of May 5, 1999 between the Registrant and First Union National Bank (incorporated by reference to Exhibit
4 to the Registrant's Form 8-K dated May 5, 1999).

5		Opinion of Counsel.

23.1	Consent of Deloitte & Touche LLP (incorporated by reference to
Exhibit 23).

23.2		Consent of Counsel (included in Exhibit 5).

24		Power of Attorney.

99.1	Florida Rock Industries, Inc. 1997 Directors' Stock Purchase Plan
(incorporated by reference to Exhibit 4.4 to Registrant's Form S-8 filed on December 27, 1996, Registration Statement No. 333-18873).
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